Exhibit 12 (b)
Opinion of counsel as to tax matters (Transamerica BlackRock Large Cap Value VP)

April 30, 2010

Transamerica Series Trust
570 Carillon Parkway
St. Petersburg, FL 33716

Ladies and Gentlemen:

This opinion is furnished to you pursuant to paragraph 8.5 of the Agreement and Plan of Reorganization (the “Agreement”), dated as of April 30, 2010, by and among Transamerica Series Trust, a Delaware statutory trust (in its capacity as such, the “Acquiring Entity”), on behalf of Transamerica BlackRock Large Cap Value VP, a series thereof (the “Acquiring Portfolio”), and Transamerica Series Trust, a Delaware statutory trust (in its capacity as such, the “Acquired Entity”), on behalf of Transamerica American Century Large Company Value VP, a series thereof (the “Acquired Portfolio”). All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Agreement. The Agreement contemplates the acquisition of all of the Assets of the Acquired Portfolio by the Acquiring Portfolio in exchange for (a) the assumption by the Acquiring Entity, on behalf of the Acquiring Portfolio, of the Liabilities of the Acquired Portfolio and (b) the issuance and delivery by the Acquiring Entity, on behalf of the Acquiring Portfolio, to the Acquired Portfolio, for distribution, in accordance with paragraph 1.3 of the Agreement, pro rata to the Acquired Portfolio Shareholders in exchange for their Acquired Portfolio Shares and in complete liquidation of the Acquired Portfolio, of a number of Acquiring Portfolio Shares having an aggregate net asset value equal to the value of the Assets, less the amount of the Liabilities, of the Acquired Portfolio so transferred to the Acquiring Portfolio (the “Transaction”).

In connection with this opinion we have examined and relied upon the originals or copies, certified or otherwise identified to us to our satisfaction, of the Agreement and related documents (collectively, the “Transaction Documents”). In that examination, we have assumed the genuineness of all signatures, the capacity and authority of each party executing a document to so execute the document, the authenticity and completeness of all documents purporting to be originals (whether reviewed by us in original or copy form) and the conformity to the originals of all documents purporting to be copies (including electronic copies). We have also assumed that each agreement and other instrument reviewed by us is valid and binding on the party or parties thereto and is enforceable in accordance with its terms, and that there are no contracts, agreements, arrangements, or understandings, either written or oral, that are inconsistent with or that would materially alter the terms of the Agreement or the other Transaction Documents.

As to certain factual matters, we have relied with your consent upon, and our opinion is limited by, the representations of the various parties set forth in the Transaction Documents and in certificates of the Acquiring Entity, on behalf of the Acquiring Portfolio, and the Acquired Entity, on behalf of the Acquired Portfolio, each dated as of the date hereof (the “Certificates”). Our opinion assumes (i) that all representations set forth in the Transaction Documents and in the Certificates will be true and correct in all material respects as of the date of the Transaction, and (ii) that the Agreement is implemented in accordance with its terms and consistent with the representations set forth in the Transaction Documents and Certificates. Our opinion is limited solely to the provisions of the Internal Revenue Code of 1986, as amended and as presently in effect (the “Code”), existing case law, existing permanent and temporary treasury regulations promulgated under the Code (“Treasury Regulations”), and existing published revenue rulings and procedures of the Internal Revenue Service that are in effect as of the date hereof, all of which are subject to change and new interpretation, both prospectively and retroactively. We assume no obligation to update our opinion to reflect other facts or any changes in law or in the interpretation thereof that may hereafter occur.

On the basis of and subject to the foregoing, we are of the opinion that, for United States federal income tax purposes:

9.

The transfer to the Acquiring Portfolio of all of the Assets of the Acquired Portfolio in exchange solely for Acquiring Portfolio Shares and the assumption by the Acquiring Entity, on behalf of the Acquiring Portfolio, of all of the Liabilities of the Acquired Portfolio, followed by the distribution of such Acquiring Portfolio Shares to the Acquired Portfolio Shareholders in complete liquidation of the Acquired Portfolio, will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and the Acquiring Portfolio and the Acquired Portfolio will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code.

10.

No gain or loss will be recognized by the Acquiring Portfolio upon receipt of the Assets solely in exchange for the Acquiring Portfolio Shares and the assumption by the Acquiring Entity, on behalf of the Acquiring Portfolio, of the Liabilities of the Acquired Portfolio.

11.

The basis in the hands of the Acquiring Portfolio of the Assets of the Acquired Portfolio transferred in the Transaction will be the same as the basis of such Assets in the hands of the Acquired Portfolio immediately prior to the transfer thereof, increased by the amount of gain (or decreased by the amount of loss), if any, recognized by the Acquired Portfolio upon the transfer.

12.

The holding period of each Asset in the hands of the Acquiring Portfolio, other than Assets with respect to which gain or loss is required to be recognized in the Transaction, will include the period during which the Asset was held by the Acquired Portfolio (except where investment activities of the Acquiring Portfolio have the effect of reducing or eliminating the holding period with respect to an Asset).

13.

No gain or loss will be recognized by the Acquired Portfolio upon the transfer of its Assets to the Acquiring Portfolio solely in exchange for the Acquiring Portfolio Shares and the assumption by the Acquiring Entity, on behalf of the Acquiring Portfolio, of the Liabilities of the Acquired Portfolio, or upon the distribution of the Acquiring Portfolio Shares by the Acquired Portfolio to its shareholders in complete liquidation, except for (i) any gain or loss that may be recognized with respect to contracts subject to Section 1256 of the Code, (ii) any gain that may be recognized on the transfer of stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (iii) any other gain or loss that may be required to be recognized (a) as a result of the closing of the Acquired Portfolio’s taxable year or (b) upon the transfer of an Asset regardless of whether the transfer would otherwise be a non-taxable transaction under the Code.

14.	No gain or loss will be recognized by the Acquired Portfolio Shareholders upon the exchange of all of their Acquired Portfolio Shares solely for Acquiring Portfolio Shares as part of the Transaction.

15.

The aggregate basis of the Acquiring Portfolio Shares that each Acquired Portfolio Shareholder receives in the Transaction will be the same as the aggregate basis of his or her Acquired Portfolio Shares exchanged therefor.

16.

Each Acquired Portfolio Shareholder’s holding period for his or her Acquiring Portfolio Shares received in the Transaction will be determined by including the period for which he or she held the Acquired Portfolio Shares exchanged therefor, provided that he or she held such Acquired Portfolio Shares as capital assets on the date of the exchange.

This opinion is being delivered solely to you for your use in connection with the referenced Transaction, and may not be relied upon by any other person or used for any other purpose.

Very truly yours,

/s/ Bingham McCutchen LLP

BINGHAM McCUTCHEN LLP

April 30, 2010

Transamerica Series Trust
570 Carillon Parkway
St. Petersburg, FL 33716

Ladies and Gentlemen:

This opinion is furnished to you pursuant to paragraph 8.5 of the Agreement and Plan of Reorganization (the “Agreement”), dated as of April 30, 2010, by and among Transamerica Series Trust, a Delaware statutory trust (in its capacity as such, the “Acquiring Entity”), on behalf of Transamerica BlackRock Large Cap Value VP, a series thereof (the “Acquiring Portfolio”), and Transamerica Series Trust, a Delaware statutory trust (in its capacity as such, the “Acquired Entity”), on behalf of Transamerica T. Rowe Price Equity Income VP, a series thereof (the “Acquired Portfolio”). All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Agreement. The Agreement contemplates the acquisition of all of the Assets of the Acquired Portfolio by the Acquiring Portfolio in exchange for (a) the assumption by the Acquiring Entity, on behalf of the Acquiring Portfolio, of the Liabilities of the Acquired Portfolio and (b) the issuance and delivery by the Acquiring Entity, on behalf of the Acquiring Portfolio, to the Acquired Portfolio, for distribution, in accordance with paragraph 1.3 of the Agreement, pro rata to the Acquired Portfolio Shareholders in exchange for their Acquired Portfolio Shares and in complete liquidation of the Acquired Portfolio, of a number of Acquiring Portfolio Shares having an aggregate net asset value equal to the value of the Assets, less the amount of the Liabilities, of the Acquired Portfolio so transferred to the Acquiring Portfolio (the “Transaction”).

In connection with this opinion we have examined and relied upon the originals or copies, certified or otherwise identified to us to our satisfaction, of the Agreement and related documents (collectively, the “Transaction Documents”). In that examination, we have assumed the genuineness of all signatures, the capacity and authority of each party executing a document to so execute the document, the authenticity and completeness of all documents purporting to be originals (whether reviewed by us in original or copy form) and the conformity to the originals of all documents purporting to be copies (including electronic copies). We have also assumed that each agreement and other instrument reviewed by us is valid and binding on the party or parties thereto and is enforceable in accordance with its terms, and that there are no contracts, agreements, arrangements, or understandings, either written or oral, that are inconsistent with or that would materially alter the terms of the Agreement or the other Transaction Documents.

As to certain factual matters, we have relied with your consent upon, and our opinion is limited by, the representations of the various parties set forth in the Transaction Documents and in certificates of the Acquiring Entity, on behalf of the Acquiring Portfolio, and the Acquired Entity, on behalf of the Acquired Portfolio, each dated as of the date hereof (the “Certificates”). Our opinion assumes (i) that all representations set forth in the Transaction Documents and in the Certificates will be true and correct in all material respects as of the date of the Transaction, and (ii) that the Agreement is implemented in accordance with its terms and consistent with the representations set forth in the Transaction Documents and Certificates. Our opinion is limited solely to the provisions of the Internal Revenue Code of 1986, as amended and as presently in effect (the “Code”), existing case law, existing permanent and temporary treasury regulations promulgated under the Code (“Treasury Regulations”), and existing published revenue rulings and procedures of the Internal Revenue Service that are in effect as of the date hereof, all of which are subject to change and new interpretation, both prospectively and retroactively. We assume no obligation to update our opinion to reflect other facts or any changes in law or in the interpretation thereof that may hereafter occur.

On the basis of and subject to the foregoing, we are of the opinion that, for United States federal income tax purposes:

17.

The transfer to the Acquiring Portfolio of all of the Assets of the Acquired Portfolio in exchange solely for Acquiring Portfolio Shares and the assumption by the Acquiring Entity, on behalf of the Acquiring Portfolio, of all of the Liabilities of the Acquired Portfolio, followed by the distribution of such Acquiring Portfolio Shares to the Acquired Portfolio Shareholders in complete liquidation of the Acquired Portfolio, will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and the Acquiring Portfolio and the Acquired Portfolio will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code.

18.

No gain or loss will be recognized by the Acquiring Portfolio upon receipt of the Assets solely in exchange for the Acquiring Portfolio Shares and the assumption by the Acquiring Entity, on behalf of the Acquiring Portfolio, of the Liabilities of the Acquired Portfolio.

19.

The basis in the hands of the Acquiring Portfolio of the Assets of the Acquired Portfolio transferred in the Transaction will be the same as the basis of such Assets in the hands of the Acquired Portfolio immediately prior to the transfer thereof, increased by the amount of gain (or decreased by the amount of loss), if any, recognized by the Acquired Portfolio upon the transfer.

20.

The holding period of each Asset in the hands of the Acquiring Portfolio, other than Assets with respect to which gain or loss is required to be recognized in the Transaction, will include the period during which the Asset was held by the Acquired Portfolio (except where investment activities of the Acquiring Portfolio have the effect of reducing or eliminating the holding period with respect to an Asset).

21.

No gain or loss will be recognized by the Acquired Portfolio upon the transfer of its Assets to the Acquiring Portfolio solely in exchange for the Acquiring Portfolio Shares and the assumption by the Acquiring Entity, on behalf of the Acquiring Portfolio, of the Liabilities of the Acquired Portfolio, or upon the distribution of the Acquiring Portfolio Shares by the Acquired Portfolio to its shareholders in complete liquidation, except for (i) any gain or loss that may be recognized with respect to contracts subject to Section 1256 of the Code, (ii) any gain that may be recognized on the transfer of stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (iii) any other gain or loss that may be required to be recognized (a) as a result of the closing of the Acquired Portfolio’s taxable year or (b) upon the transfer of an Asset regardless of whether the transfer would otherwise be a non-taxable transaction under the Code.

22.	No gain or loss will be recognized by the Acquired Portfolio Shareholders upon the exchange of all of their Acquired Portfolio Shares solely for Acquiring Portfolio Shares as part of the Transaction.

23.

The aggregate basis of the Acquiring Portfolio Shares that each Acquired Portfolio Shareholder receives in the Transaction will be the same as the aggregate basis of his or her Acquired Portfolio Shares exchanged therefor.

24.

Each Acquired Portfolio Shareholder’s holding period for his or her Acquiring Portfolio Shares received in the Transaction will be determined by including the period for which he or she held the Acquired Portfolio Shares exchanged therefor, provided that he or she held such Acquired Portfolio Shares as capital assets on the date of the exchange.

This opinion is being delivered solely to you for your use in connection with the referenced Transaction, and may not be relied upon by any other person or used for any other purpose.

Very truly yours,

/s/ Bingham McCutchen LLP

BINGHAM McCUTCHEN LLP